EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO:      Market Central, Inc.

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated October 31, 2003 dual dated November 5, 2003 included in Market Central Inc.'s Annual Report on Form 10-KSB for the year ended August 31, 2003, and to all references to our Firm included in this Registration Statement.

                                  /s/ Russell Bedford Stefanou Mirchandani LLP
                                  ----------------------------------------------
                                      Russell Bedford Stefanou & Mirchandani LLP



McLean, Virginia
December 31, 2003